CERTIFICATE OF AMENDMENT

                           (After Issuance of Stock)              Filed by:

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
     JUN 15 1995

DEAN HELLER SECRETARY OF STATE

/s/ Dean Heller

                       Swiss Cellular Laboratories, Inc.
--------------------------------------------------------------------------------
                              Name of Corporation

We the undersigned    Rodger W. Garrity                        and
                -------------------------------------
                     President or Vice President

     Frankie M. Garrity           of    Swiss Cellular Laboratories, Inc.
----------------------------------   -------------------------------------------
  Secretary or Assistant Secretary         Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened,

on the 13th day of June, 1995, adopted a resolution to amend the original articles as follows:

     Article FIRST is hereby amended to read as follows:

                         The name of the corporation is

                                 TMEX USA, INC.


     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 300,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Rodger Garrity
                                             -----------------------------------
                                             President or Vice President

                                             /s/ Frankie M. Garrity
                                             -----------------------------------
                                             Secretary or Assistant Secretary


                                                   --------------------------
                                                             [SEAL]
State of California    )                                    A. MESBAH
                       )SS.                               Comm. #1056732
County of Orange       )                           NOTARY PUBLIC - CALIFORNIA
                                                         ORANGE COUNTY
                                                     Comm. Exp. May 17, 1999
                                                   --------------------------

     On June 14, 1995, personally appeared before me, a Notary Public,

Rodger Garrity and Frankie Garrity, who acknowledged that they executed the
----------------------------------
Names of Persons Appearing and Signing Documents

above instrument.


                                 /s/ [ILLEGIBLE]
                                 -----------------------------------------------
                                          Signature of Notary



                                                  --------------------------
   (Notary Stamp Or Seal)                                  [SEAL]
                                                          A. MESBAH
                                                        Comm. #1056732
                                                  NOTARY PUBLIC - CALIFORNIA
                                                         ORANGE COUNTY
                                                   Comm. Exp. May 17, 1999
                                                  --------------------------


                                                  RECEIVED

                                                 JUN 15 1995

                                              11:55 [ILLEGIBLE]
                                             ------------------
                                             SECRETARY OF STATE

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